November 23, 2011

Dear Member,

The Federal Home Loan Bank of Pittsburgh (“FHLBank”) is pleased to announce the winners of the 2011 Board of Directors Election. Pennsylvania members elected one Member Director, while Delaware, Pennsylvania, and West Virginia members voted to elect one Independent Director.

MEMBER DIRECTOR ELECTION

Pennsylvania
The individual who was elected to fill the expiring Pennsylvania directorship is:

William C. Marsh
Chairman of the Board
President and CEO
The Farmers National Bank of Emlenton
612 Main Street
Emlenton, PA 16373
FHFA ID 11211

William C. Marsh shall serve a four-year term beginning on January 1, 2012, and ending on December 31, 2015. Of the 228 Pennsylvania members eligible to vote in this election, 143 cast a ballot. The total number of votes eligible to be cast for any one Pennsylvania Member Director nominee in this election was 4,789,415. The following summary shows the number of votes cast for each nominee:

Nominee	Votes Cast
William C. Marsh	1,411,245

Edward J. Molnar	1,273,086

John A. Maher	613,905

Robert M. Garst	363,856

INDEPENDENT DIRECTOR ELECTION

The FHLBank held a district-wide election to fill one expiring independent directorship. The following individual was elected:

John K. Darr
Retired

Mr. Darr’s qualifications to serve as an Independent Director include his knowledge of financial management and derivatives.

Of the 308 members district-wide eligible to vote in this election, 178 cast a ballot in the Independent Director Election. The total number of votes eligible to be cast for the Independent Director nominee in this election was 6,654,925. The following summary shows the number of votes cast for the nominee:

Nominee	Votes Cast
John K. Darr	3,469,811

John K. Darr shall serve a four-year term beginning on January 1, 2012, and ending on December 31, 2015.

Sincerely,

John A. Ott
Senior Attorney and
Assistant Corporate Secretary